SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2016

NUMEREX CORP.
(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749
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(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

400 Interstate North Parkway
Suite 1350
Atlanta, Georgia
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(Address of principal executive offices)

30339
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(Zip code)

(770) 693-5950
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The following is a brief description of the matters voted on at the Annual Meeting, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 9, 2016, and a statement of the number of votes cast for, withheld and against and the number of abstentions and broker non-votes with respect to each matter.

1.   The following nominees were each elected to serve on the Company’s board of directors by the votes indicated below:

Nominee	For	Withheld	Broker Non-Votes
Tony G. Holcombe	8,937,410	350,851	7,934,359
Brian Igoe	9,052,147	236,114	7,934,359
Sherrie G. McAvoy	8,940,196	348,065	7,934,359
Stratton J. Nicolaides	8,702,199	586,062	7,934,359
Jerry A. Rose	9,082,524	205,737	7,934,359
Andrew J. Ryan	8,943,822	344,439	7,934,359
Eric Singer	9,108,931	179,330	7,934,359
Marc Zionts	9,065,681	222,580	7,934,359

2.   The proposal to ratify the selection and appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the current fiscal year was approved and received the following votes:

No. of Votes
For	17,159,913
Against	57,930
Abstain	4,777

No other matters were submitted for shareholder action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP.

Date: August 1, 2016	/s/ Kenneth Gayron
Kenneth Gayron
Chief Financial Officer